SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 18, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina (Address of principal executive offices)	28621-3404 (Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events
June 17, 2008 — Yadkin Valley Financial Corporation (“the Company”), Elkin, NC (Nasdaq Global Select: YAVY) is set to join the broad-market Russell 3000® Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 27, according to a preliminary list of additions posted Friday on www.russell.com.
     The Company’s wholly owned subsidiary, Yadkin Valley Bank and Trust Company, is a full service community bank providing services in thirty branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Orange, Durham and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company
By:	/s/ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

Date:	June 18, 2008